EXHIBIT 7C

For period ending 10/31/2010 file number 811-09253.

List the name of each series or portfolio and give a consecutive number to each series or portfolio starting with the number 1. Use this same numerical designation for each series or portfolio in the series information block in the top right corner of the screens submitted in this filing and in all subsequent filings on this form. This information is required each time the form is filed.

For the funds over #99, interested parties could refer to the most recent shareholder report for financial information.



Series
Number   Series Name                                                  Is this the last filing for this Series?
                                                                                      (Y/N)

129      Wells Fargo Advantage Small Cap Value Fund                                    	N
134      Wells Fargo Advantage Intrinsic Small Cap Value Fund                           N
135      Wells Fargo Advantage Small/Mid Cap Value Fund                                	N
136      Wells Fargo Advantage International Equity Fund                                N
137      Wells Fargo Advantage Asia Pacific Fund                         		N
162      Wells Fargo Advantage Special Small Cap Value Fund                          	N
164	 Wells Fargo Advantage International Bond Fund 					N
171	 Wells Fargo Advantage Traditional Small Cap Growth Fund			N
173	 Wells Fargo Advantage Disciplined Global Equity Fund				N
174	 Wells Fargo Advantage Emerging Markets Equity Fund 				N
175	 Wells Fargo Advantage Global Opportunities Fund				N
176	 Wells Fargo Advantage Health Care Fund 					N
177	 Wells Fargo Advantage Intrinsic World Equity Fund				N
178	 Wells Fargo Advantage Precious Metals Fund					N
179	 Wells Fargo Advantage Utility & Telecommunications Fund 			N
